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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
BioMed Realty Trust, Inc.:



We consent to the use of our report with respect to the combined balance sheets of Bernardo Properties as of December 31, 2003 and 2002, and the related combined statements of income, owners' equity and cash flows for each of the years in the three-year period ended December 31, 2003, included herein and to the reference to our firm under the heading "Experts" in the registration statement and related prospectus.



                                             /s/ KPMG LLP



San Diego, California
July 30, 2004